CONSULTING AGREEMENT
(the “Agreement”)

This Agreement dated for reference the 1st day of July 2006, by and between:

Essentially Yours Industries, Inc.
7865 Edmonds Street
Burnaby, BC V3T 5V2
Tel: 604-759-5031 Fax: 604-759-5044
(“EYI”)

AND:
James Toll
1800 Vale Terrace Drive
Vista, CA
( "Toll")

WHEREAS:

A.	Essentially Yours Industries Inc. (“EYI”) is in the business of marketing dietary supplements, personal care products and water filtration systems; and

B.	EYI desires to secure the services of Toll to provide training and marketing services to EYI.

NOW THEREFORE in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

2. TERM

2.1 Term. This Agreement shall commence from the date first written above and shall continue for three (3) months unless terminated in accordance with the terms set out herein.

2.2 Termination by EYI Without Notice. EYI may terminate the engagement of Toll without notice if Toll:

(a)	is dishonest in dealing with EYI;

(b)	conducts himself in a manner which is materially detrimental to the business of EYI; and

(c)	fails to carry out the services and duties to be performed by it pursuant to the provisions of this Agreement.

2.3. Termination with Notice. Notwithstanding the foregoing either party may terminate this Agreement without reason, upon thirty (30) days prior written notice.

3. REMUNERATION

3.1. Remuneration. In consideration for providing services during the term of this Agreement, EYI shall pay Toll a monthly consulting fee of three thousand seven hundred and fifty dollars ($3,750).

3.2 Taxes. Toll shall be responsible for payment of all local and federal taxes in regard to all remuneration paid to Toll and Toll hereby indemnifies and saves harmless EYI from all claims in this regard.

4. ADVANCE OF FUNDS

4.1 In addition to the consulting fees, EYI agrees to advance Toll three thousand seven hundred and fifty dollars ($3,750) per month for a period of three (3) months commencing July 1, 2006.

5.  REPAYMENT OF ADVANCED FUNDS

5.1 Toll agrees to repay EYI the sum of three thousand seven hundred and fifty dollars ($3,750) of the advanced funds, together with interest on the unpaid balance at the rate of ten percent (10%) per year (calculated on a 365 day year and the actual days elapsed), one hundred and fifty (150) days from the date of each monthly advance.

5.2  In the event that Toll defaults on the above mentioned repayment terms, Toll agrees to pay all reasonable fees and costs incurred by EYI in collecting or securing or attempting to collect the advanced funds.

6. CONFIDENTIALITY

6.1 Toll acknowledges that EYI has certain rights in certain confidential, proprietary, trade secrets or technical information:

6.2 Confidential Information. In this Agreement, "Confidential Information" means all confidential or proprietary information, intellectual property (including trade secrets and technology), customer or client lists, which in any way and at any time have been communicated to, acquired by, or learned by Toll in the course of this Agreement

6.3 Confidentiality Maintained. Toll covenants and agrees with EYI during the term of this Agreement and at all times after the termination of this Agreement to:

(a)	keep all Confidential Information in the strictest confidence;

(b)	treat all Confidential Information with at least the same level of protection as Toll would give his own confidential information of similar nature, but no less than a reasonable level of protection.

(c)	hold all Confidential Information in trust for EYI; and

(d)	not to directly, indirectly or in any other manner:

(i)	publish or in any way participate or assist in the publishing of any Confidential Information;

(ii)	utilize any Confidential Information, except as may be required for and in the course of the business of EYI; and

(iii)	disclose or assist in the disclosure of any Confidential Information to any person, firm or corporation.

7. NON-ASSIGNMENT

Toll shall not assign any of the rights or benefits granted herein.

8. NOTICES

Any Notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

(a)	Delivered personally;

(b)	Sent by prepaid courier service or mail; or

(c)	Sent prepaid by fax or other similar means of electronic communication.

9. AMENDMENTS

Any changes or amendments or additions to the Agreement must be in writing and signed by both parties to be effective.

This Agreement shall be construed in accordance with the laws of the Province of British Columbia and the Courts of the said Province shall have exclusive jurisdiction to hear all actions arising out of or in respect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

EYI Industries, Inc.

Per:

/s/ Jay Sargeant	/s/ James Toll
Name: Jay Sargeant Title: President/CEO	Name: James Toll